UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 15, 2009
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard:” Transfer of a Listing
On August 3, 2009, the Nasdaq Stock Market (“Nasdaq”) reinstated Markeplace Rule 5450 (a)(1) (the “Minimum Bid Price Rule”) requiring a minimum $1.00 closing bid price on any Nasdaq listed security. On September 15, 2009, Emmis Communications Corporation (the “Company”) received a letter from Nasdaq notifying the Company that it no longer complies with the Minimum Bid Price Rule, as the bid price of the Company’s Class A Common Stock (listed on the Nasdaq Global Select Market under the symbol “EMMS”) closed below the minimum $1.00 per share for the 30 consecutive business days following the reinstatement of the Minimum Bid Price Rule. In accordance with Marketplace Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule. During the 180 day period, the Company’s Class A Common Stock will continue to trade on the Nasdaq Global Select Market.
If at any time before March 15, 2010, the bid price of the Company’s Class A Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by March 15, 2010, Nasdaq will notify the Company that its Class A Common Stock will be delisted from the Nasdaq Global Select Market. Nasdaq rules would then permit the Company to appeal any delisting determination by the Nasdaq staff to a Listing Qualifications Panel.
The Company intends to actively evaluate and monitor the bid price for its Class A Common Stock between now and March 15, 2010, and consider implementation of various options available to the Company if its Class A Common Stock does not trade at a level that is likely to regain compliance.
The Nasdaq deficiency letter does not affect the listing of the Company’s 6.25% Series A Cumulative Convertible Preferred Stock, which will continue to trade on the Nasdaq Global Select Market under the symbol “EMMSP.
     Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.
     The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

EXHIBIT #	DESCRIPTION

99.1	Press release dated September 18, 2009.

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: September 18, 2009	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice
President, General Counsel and Secretary

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